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                                                                   EXHIBIT 21.1

                              SUBSIDIARIES OF THE COMPANY


LodgeNet Entertainment (Canada) Corporation, a Canadian corporation

ResNet Communications, Inc., a Delaware corporation

ResNet Communications, L.L.C., a Delaware corporation